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                                                                   EXHIBIT 10.17

BOARD OBSERVER, RIGHT OF FIRST REFUSAL AND STANDSILL AGREEMENT


     THIS AGREEMENT (the "Agreement") is made and entered into as of October 10, 1997 by and between SENSUS DRUG DEVELOPMENT CORPORATION, a Delaware corporation (the "Company"), and ROSS FINANCIAL CORPORATION, a Cayman Islands corporation ("Ross").

     WHEREAS, the Company is offering 8,000,000 shares of its Series C Preferred Stock (the "Shares") to Ross as set forth in certain agreements and instruments separate from this Agreement; and

     WHEREAS, the Company, to induce Ross to purchase the Shares and in consideration of the standstill provisions contained herein, has offered Ross the right to an observer on the Company's Board of Directors and certain rights of first refusal as provided in this Agreement, and Ross desires to accept such offer.

     NOW, THEREFORE, in consideration of the foregoing recitals, Ross' purchase of the Shares, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     SECTION 1.     OBSERVER RIGHTS

     1.1 OBSERVER RIGHTS. The Company shall allow one representative designated by Ross to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

     1.2 CONFIDENTIALITY OF RECORDS. Ross agrees to use, and to use all commercially reasonable efforts to insure that its authorized representatives use, the same degree of care as Ross uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that Ross may disclose such proprietary or confidential information (i) to any partner, employee, subsidiary or parent of Ross for the purpose of evaluating its investment in the Company as long as such partner, employee, subsidiary or parent is advised of the confidentiality provisions of this Section 1.2, (ii) as is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by law, rule or regulation or (iii) with the prior written consent of the Company, which shall not be unreasonably withheld, to any bona fide prospective purchaser of its capital stock in the Company.

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     1.3  TERMINATION OF OBSERVER RIGHTS.  All covenants of the Company contained in Section 1 shall expire and terminate on the date on which Ross holds fewer than fifty percent (50%) of the Shares.

     SECTION 2.     RIGHTS OF FIRST REFUSAL FOLLOWING INITIAL PUBLIC OFFERING.

     2.1 SUBSEQUENT OFFERINGS. Following the effective date of the Company's first underwritten public offering of its Common Stock, registered under the Securities Act of 1933, as amended (the "Securities Act"), and so long as Ross (with its affiliates) shall own not less than fifty percent (50%) of the Shares, Ross shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue, other than the Equity Securities excluded by Section
2.6 hereof. Ross' pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which Ross is deemed to be a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon the conversion of shares of Preferred Stock or upon exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security or (iv) any such warrant or right.

     2.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give Ross written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Ross shall have five (5) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to Ross if such offer or sale would cause the Company to be in violation of applicable federal securities laws.

     2.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If Ross fails to exercise in full the rights of first refusal, the Company shall have one hundred twenty (120) days thereafter to sell the Equity Securities in respect of which Ross' rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to Ross pursuant to Section 2.2 hereof. If the Company has not sold such Equity Securities within such one hundred twenty (120) day period, the Company shall not thereafter issue or sell any Equity Securities without first offering such securities to Ross in the manner provided above.

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     2.4  TERMINATION OF RIGHTS OF FIRST REFUSAL.  The rights of first refusal established by this Section 2 shall terminate and be of no further force and effect three (3) years from the date of the Company's first underwritten public offering of its Common Stock, registered under the Securities Act.

     2.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of Ross under this Section 2 may not be assigned or transferred except that such rights are assignable by Ross to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with Ross.

     2.6  EXCLUDED SECURITIES.  The rights of first refusal established by this
Section 2 shall have no application to any of the following Equity Securities:

          A. shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the Board of Directors;

          B. any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination, including without limitation, an acquisition whether pursuant to a preexisting option or otherwise, of the stock or assets of a special purpose corporation, research and development partnership or similar entity;

          C. any Equity Securities that are issued by the Company as part of an underwritten public offering;

          D. shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          E. shares of Common Stock issued upon conversion of the Shares or upon conversion or exercise of other convertible securities, options or warrants of the Company; and

          F. any Equity Securities issued pursuant to corporate partnering transactions, off balance sheet financing transactions (such as "SWORD" or Research & Development partnership transactions), commercial lending transactions or lease financings;

provided, however, that if the aggregate number of Equity Securities issued pursuant to Section 2.6(f) shall exceed, on a cumulative basis, ten percent (10%) of the fully-diluted outstanding shares of the Company's capital stock (calculated at the time of issuance), the provisions of Sections 2.1, 2.2 and
2.3 shall apply subject to the following conditions:

               (1) if the Company proposes to issue Equity Securities in conjunction with the equity securities of another entity ("Joint Equity Securities"), Ross shall have the right to purchase its pro rata share of Joint Equity Securities as defined in Section 4.1 above only to

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the extent that such participation by Ross will not result in a loss of desired accounting treatment for the Company; and

               (2) if the Joint Equity Securities are issued as units, in exercising its right of first refusal, Ross must purchase the full unit, even if the component equity securities of such unit may be transferred separately.

     SECTION 3.     STANDSTILL

     3.1 PURCHASE RESTRICTIONS. Ross agrees that from the date of this Agreement, it will not, nor will it permit any of its affiliates to, acquire or offer or propose to acquire any shares of Common Stock or any securities convertible into, exchangeable for or exercisable for Common Stock (all such securities, collectively referred to hereinafter as "Voting Securities") which, when taken together with any Voting Securities then owned by Ross and its affiliates (on an as-if-converted basis), would in the aggregate, exceed an amount equal to forty-nine percent (49%) of the Company's then outstanding Voting Securities, unless in any such case specifically approved in writing by the Board of Directors of the Company.

     3.2 EQUITABLE RELIEF. Ross acknowledges that in the event of any breach by it of this Section 3, the Company would be irreparably and immediately harmed and could not be made whole by monetary damages and agrees that the Company, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of this Section 3 and to compel specific performance of Section 3. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by Ross.

     SECTION 4.     MISCELLANEOUS.

     4.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the conflict of laws rules thereof.

     4.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     4.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement and supersedes all of the prior agreements and undertakings, both written and oral, among the parties, or any of them with respect to the subject matter hereof.

     4.4 SEVERABILITY. If any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid, illegal, or unenforceable, to the extent permitted by law, the remaining portion of such provision and the remaining provisions of this Agreement shall not in any way be affected or impaired.

     4.5 MODIFICATION AND WAIVER. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and

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duly executed by the parties, except that any of the terms or provisions of this
Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     4.6 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     4.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     4.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT as of the date set forth in the first paragraph hereof.


SENSUS DRUG DEVELOPMENT CORPORATION               ROSS FINANCIAL CORPORATION



_____________________________________             ______________________________
Joan A. Scarlett                                  Kenneth E. Dart
President and Chief Executive Officer             President

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